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                                                       N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Core Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $9,827,975        $0.22            43,877,946        $10.82


     Class B      $5,312,410        $0.18            28,048,796        $10.82


     Class C      $2,604,049        $0.18            13,790,717        $10.82


     Class I      $77,202,764       $0.24            322,422,739       $10.82


     Class IS     $1,114,825        $0.22            52,825,140        $10.82


     Class R      $2                $0.02            995               $10.82